Exhibit — (d)(x)
SCHEDULE A

Fund and Share Class	Expense Limit
Schwab Money Market Fund	71 bps

Schwab U.S. Treasury Money Fund	60 bps

Schwab Government Money Fund	75 bps

Schwab Municipal Money Fund — Sweep Shares	62 bps

Schwab Municipal Money Fund — Value Advantage Shares	45 bps

Schwab CA Municipal Money Fund — Sweep Shares	60 bps

Schwab CA Municipal Money Fund — Value Advantage Shares	45 bps

Schwab NY AMT Tax-Free Money Fund — Sweep Shares	65 bps

Schwab NY AMT Tax-Free Municipal Money Fund — Value Advantage Shares	45 bps

Schwab MA AMT Tax-Free Money Fund — Sweep Shares	65 bps

Schwab PA Municipal Money Fund — Sweep Shares	65 bps

Schwab NJ AMT Tax-Free Money Fund — Sweep Shares	65 bps

Schwab AMT Tax-Free Money Fund — Sweep Shares	62 bps

Schwab AMT Tax-Free Money Fund — Value Advantage Shares	45 bps

Schwab Cash Reserves	66 bps

Schwab Advisor Cash Reserves — Sweep Shares	66 bps

Fund and Share Class	Expense Limit
Schwab Advisor Cash Reserves — Premier Sweep Shares	59 bps

Schwab Value Advantage Money Fund — Investor Shares	45 bps

Schwab CA AMT Tax-Free Money Fund	45 bps
Dated as of April 30, 2009

By:
/s/ George Pereira	/s/ Carolyn Stewart

George Pereira	Carolyn Stewart
Senior Vice President and	Vice President
Chief Financial Officer	Product Strategy and Product Management
Charles Schwab Investment Management, Inc.	Charles Schwab & Co., Inc.